Exhibit 99.4

Board of Directors
Pro-Clean of Arizona, Inc.
Phoenix, AZ

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheet of Pro-Clean of Arizona, Inc. as of December 31, 2010, and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro-Clean of Arizona, Inc. as of December 31, 2010, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Scharf Pera & Co. PLLC
Charlotte, North Carolina
July 6, 2011

PRO-CLEAN OF ARIZONA, INC.

BALANCE SHEET
DECEMBER 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$400
Accounts receivable, net of allowance — Note 2	1,270,057
Inventory	1,203,319
Prepaid expenses and other current assets	98,866

Total current assets	$2,572,642

Property and equipment, net — Note 3	1,184,112

Other assets
Goodwill — Note 4	413,295
Intangible assets — net of amortization — Note 4	132,000

$4,302,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,219,639
Accrued expenses and other current liabilities — Note 9	151,982
Stockholder loan — Note 6	746,965
Long-term debt, current portion — Note 5	737,236

Total current liabilities	$2,855,822

Long-term debt, less current portion — Note 5	589,834

Commitments and contingencies — Note 7	—

Stockholders’ equity
Common stock, $1.00 par value, authorized 1,000,000 shares, 25,500 shares issued and outstanding at December 31, 2010	25,500
Retained earnings	830,893

856,393

$4,302,049

See Notes to Financial Statements

PRO-CLEAN OF ARIZONA, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010

Revenue
Products and services	$19,232,347

Costs and Expenses
Cost of sales	$9,063,869
Selling, general and administrative	9,363,773
Depreciation and amortization	394,383

Total costs and expenses	18,822,025

Income from Operations	410,322

Other Income (Expense)
Interest expense	(117,406)
Other income	5,874

Total other income (expense)	(111,532)

Net Income	$298,790

See Notes to Financial Statements

PRO-CLEAN OF ARIZONA, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2010

	Common Stock
	Shares	Amount	Retained Earnings	Total

Balance as of December 31, 2009	25,500	$25,500	$632,103	$657,603
Distributions			(100,000)	(100,000)
Net income			298,790	298,790

Balance as of December 31, 2010	25,500	$25,500	$830,893	$856,393

See Notes to Financial Statements

PRO-CLEAN OF ARIZONA, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2010

Cash provided by operating activities
Net income	$298,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	416,365
Loss on disposal of property and equipment	5,874
Provision for doubtful accounts	8,539
Changes in working capital components:
Accounts receivable	177,281
Inventory	(173,661)
Prepaid expenses and other assets	(57,133)
Accounts payable and accrued expenses	168,617

Cash provided by operating activities	$844,672
Cash used in investing activities
Purchases of property and equipment	(629,998)

Cash used in investing activities	(629,998)
Cash used in financing activities
Distributions to stockholders	(100,000)
Net borrowings from stockholder	15,594
Proceeds from long-term debt	234,164
Payments on long-term debt	(432,445)

Cash used in financing activities	(282,687)

Net decrease in cash and cash equivalents	(68,013)
Cash and cash equivalents at beginning of year	68,413

Cash and cash equivalents at end of year	$400

See Notes to Financial Statements

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 —	BUSINESS DESCRIPTION

Pro-Clean of Arizona, Inc. (the “Company”), established in 1976 and headquartered in Phoenix, Arizona, provides cleaning and sanitizing solutions to its customers located in Arizona, California, Nevada, New Mexico and Texas. These services primarily include warewashing, housekeeping, laundry and general cleaning, as well as leasing dish machines to customers. The Company manufactures many of its cleaning products in its Phoenix plant and serves its customers in a wide range of end-markets, with a particular emphasis on the foodservice and hospitality industries.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all cash accounts and all highly liquid short-term investments purchased with an original maturity of three months or less to be cash or cash equivalents. As of December 31, 2010, the Company did not have any investments with maturities greater than three months. As a result of the Company’s cash management system, checks issued but not presented to the bank for payment may create negative book cash balances. Such negative balances are included in trade accounts payable and totaled $13,959 at December 31, 2010.

Accounts Receivable

Accounts receivable consist of amounts due from customers for product sales and services. Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is management’s best estimate of uncollectible amounts and is based on a number of factors, including overall credit quality, age of outstanding balances, historical write-off experience and specific account analysis that projects the ultimate collectability of the outstanding balances. As of December 31, 2010, the allowance was $57,000.

Inventory

Inventories consisting of manufactured goods, raw materials, purchased goods, and parts are stated at the lower of cost or market determined using the first in-first out (FIFO) cost method.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of individual assets or classes of assets as follows:

Office Equipment and Furniture	5 years
Machinery and Equipment	5 – 10 years
Leasehold Improvements	Life of lease
Vehicles	5 years

When an asset is sold or otherwise disposed, the related cost and accumulated depreciation or amortization are removed from the respective accounts and the gain or loss is recognized. Maintenance and repairs are charged to expense when incurred.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, “Intangibles-Goodwill and Other” under which intangible assets are recorded at cost. The cost of acquisitions in excess of the fair value of the identifiable net assets acquired is recorded as goodwill. The fair value of the identifiable intangible assets

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

consisting of non-competition agreements and customer relationships are estimated based upon discounted future cash flow projections. Those identifiable intangible assets with a determinable estimated life are amortized on a straight-line basis over their estimated lives. Intangible assets with an indefinite life are not subject to amortization. Non-competition and customer relationship intangibles are being amortized over five years. These assets are evaluated at least annually for impairment in accordance with FASB ASC 350-30-35-1 “Subsequent Measurement”.

Long-lived Assets

In accordance with FASB ASC 360-10-35 “Impairment of Disposal of Long-lived Assets”, losses related to the impairment of long-lived assets are recognized when the carrying amount is not recoverable and exceeds its fair value. When facts and circumstances indicate that the carrying values of long-lived assets may be impaired, management of the Company evaluates recoverability by comparing the carrying value of the assets to projected future cash flows, in addition to other qualitative and quantitative analyses.

Revenue Recognition

Revenue from product sales and services is recognized when the services are performed or the products are delivered to the customer, provided that persuasive evidence of a sales arrangement exists, both title and risk of loss have passed to the customer, and collection is reasonably assured.

Income Taxes

Effective July 1, 2003, the Company’s stockholders elected that the corporation be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under this provision, the stockholders are taxed on their proportionate share of the Company’s taxable income. As a Subchapter S corporation, the Company bears no liability or expense for income taxes.

FASB ASC 740-10, “Income Taxes”, clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the balance sheet. It also provides guidance on derecognition, measurement and classification of amounts related to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim period disclosures and transition relating to the adoption of new accounting standards. Under FASB ASC 740-10, the recognition for uncertain tax positions should be based on a more likely than not threshold that the tax position will be sustained upon audit. The tax position is measured as the largest amount of benefit that has a greater than fifty percent probability of being realized upon settlement. Management has determined that adoption of this topic has had no effect on the Company’s balance sheet.

Fair Value of Financial Instruments

At December 31, 2010, the Company did not have any outstanding financial derivative instruments. The carrying amounts of cash and accounts receivable approximate fair value due to the short maturity of these instruments. The fair value of the Company’s long-term debt, estimated based on the current borrowing rates available to the Company for bank loans with similar terms and maturities, approximates the carrying value of these liabilities.

Segment Information

FASB ASC 280, “Segment Reporting,” establishes standards for reporting information regarding operating segments in annual financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker, or decision-making group in making decisions on how to allocate resources and assess performance.

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company manages, allocates resources and reports in one business segment. The Company’s chief operating decision-maker, as defined under FASB ASC 280, is the Company’s President. Based on the information reviewed by its president, the Company operates in one business segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2010 consists of the following:

Office equipment and furniture	$221,857
Machinery and equipment	2,584,775
Leasehold improvements	39,735
Vehicles	328,717

3,175,084
Less: accumulated depreciation	(1,990,972)

$1,184,112

Depreciation expense for the year ended December 31, 2010 is $368,365, of which $21,981 is included in cost of sales.

NOTE 4 —	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets were recorded on the September 2008 purchase of substantially all the assets of a corporation specializing in food service sanitation and related products and supplies. The transaction was recorded under FASB Statement of Financial Accounting Standards No. 141 “Business Combinations”. Purchase consideration exceeding the fair market value of tangible and intangible assets by $413,295 was recorded as goodwill. No impairment losses were recognized through December 31, 2010. Separately identifiable intangible assets related to this acquisition included customer relationships and a non-competition agreement, both with estimated lives of five years. Intangible assets as of December 31, 2010 consist of the following:

Customer relationships	$120,000
Non-competition agreements	120,000

240,000
Less: accumulated amortization	(108,000)

$132,000

Amortization expense for the year ended December 31, 2010 is $48,000.

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

At December 31, 2010, projected aggregate annual amortization expense is as follows:

Twelve Months Ended
December 31, 2011	$48,000
December 31, 2012	48,000
December 31, 2013	36,000

$132,000

NOTE 5 —	LONG-TERM DEBT

Long-term debt as of December 31, 2010 consists of the following:

Line of credit agreement, as amended, dated September 16, 2010. Interest is payable monthly with the principal amount due in November 2011. Interest rate of 5.00 percent at December 31, 2010	$400,000
Notes payable on company vehicles dated 2009 and 2010, due in monthly installments totaling $8,277 including weighted average interest of 6.74 percent, maturing through 2013, collateralized by vehicles costing $318,691	242,128
Notes payable to a financial institution under various promissory note agreements, due in monthly installments at December 31, 2010 in aggregate of $9,035, maturing at various times through March 2013. Interest is payable monthly at a weighted average interest rate of 7.33 percent at December 31, 2010	200,249
Note payable to owners of a company acquired, dated September 30, 2008, maturing October 1, 2013, with monthly payments of $12,377. Interest rate imputed at 5.16 percent	390,745
Note payable to former stockholder related to sale of shares dated July 27, 2004, maturing June 27, 2014, payments of $2,401 Interest rate at 4.00 percent	93,948

1,327,070

Current portion	(737,236)

Long-term portion	$589,834

As of December 31, 2010, principal payments due on long-term debt are as follows:

Twelve Months Ended
December 31, 2011	$737,236
December 31, 2012	338,687
December 31, 2013	229,586
December 31, 2014	21,561

$1,327,070

In September 2010, the Company amended its revolving line of credit with a financial institution to raise its maximum borrowing up to $475,000 and extend the line through November 10, 2011. Interest is payable monthly at the greater of Prime plus one percent or five percent. The line of credit is collateralized by substantially all assets of the Company and is guaranteed by stockholders of the Company. The principal balance outstanding as of December 31, 2010 is $400,000.

In September 2008, the Company purchased substantially all the assets of a corporation (see Note 4). Included in the purchase consideration are monthly payments of $7,799 through October 2013 under a consulting agreement to the former owner as well as payments of $4,578 per month through October 2013

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

representing the excess amount of rent payments over fair market value being paid to the former owner. The initial principal value of these notes at September 30, 2008 was $653,295. Interest was imputed at the Company’s borrowing rate at the time of 5.16 percent. The principal balance remaining on these notes as of December 31, 2010 is $390,745.

NOTE 6 —	STOCKHOLDER LOAN

The stockholder loan consists of various cash advances by a stockholder to the Company. Interest is compounded monthly at a rate of 5.50 percent. The principal balance due on this loan at December 31, 2010 is $746,965. The loan was subsequently repaid in full in May 2011.

NOTE 7 —	COMMITMENTS AND CONTINGENCIES

The Company leases its headquarters and other facilities, equipment, and vehicles under operating leases that expire at varying times through 2014. Future minimum lease payments for operating leases that had initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2010 are as follows:

Twelve months ended
December 31, 2011	$546,078
December 31, 2012	231,282
December 31, 2013	90,955
December 31, 2014	26,552
Thereafter	—

$894,867

Total rent expense for operating leases, including those with terms of less than one year is $788,722 for the year ended December 31, 2010.

NOTE 8 —	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan which covers substantially all employees. Plan participants can make voluntary contributions of up to $16,500 of compensation for 2010, subject to certain limitations. Under this plan, the Company may make matching, profit sharing or safe harbor contributions into the Plan at the discretion of management. No contributions were made for the year ended December 31, 2010.

NOTE 9 —	SUPPLEMENTAL FINANCIAL INFORMATION

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2010 consists of the following:

Sales tax payable	$56,470
Accrued interest	6,441
Accrued payroll and payroll taxes	26,987
Other accrued expenses	62,084

$151,982

Supplemental Disclosure of Cash Flow Information

Cash paid for:
Interest	$117,797

PRO-CLEAN OF ARIZONA, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Advertising

The company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2010 are approximately $195,512.

NOTE 10 —	SUBSEQUENT EVENTS

The Company evaluated all events and transactions through June 30, 2011, the date these financial statements were issued. During this period, there were no material recognizable or non-recognizable subsequent events except for the following:

Effective April 30, 2011, the Company entered into an asset purchase agreement under which it sold certain assets and liabilities of the Company to Swisher Hygiene Inc. Assets sold included substantially all inventory and supplies, accounts receivable, property and equipment, rights under contracts, deposits and prepaid expenses, customer lists, and other intangible assets. Liabilities assumed by the purchaser included accounts payable, accrued expenses, obligations under customer contracts, and certain notes payable.